EXHIBIT 5

              [LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]


                                                               FACSIMILE
                                                             (212) 715-8000
                                                                 ------
                                                          WRITER'S DIRECT NUMBER

                                                              (212) 715-9100


                                             September 16, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Twinlab Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 65,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the Registrant's 1999 Stock Incentive Plan for Outside Directors (the "Plan").

                  In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

                  We  have  also  examined  and  relied  upon   representations,
statements, or certificates of public officials and officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and restricted stock described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP
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                                           Kramer Levin Naftalis & Frankel LLP